UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2020

LYRA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39273	84-1700838
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 393-4600

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2020, the Board of Directors (the “Board”) of Lyra Therapeutics, Inc. (the “Company”) appointed Nancy Snyderman, M.D. as a Class I director of the Company. Dr. Snyderman succeeds George Whitesides, Ph.D., who resigned as a member of the Board on October 26, 2020. On October 26, 2020, Robert S. Langer, Sc.D. also resigned as a Class II director of the Board.

Dr. Snyderman is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for an annual retainer of $40,000 for her Board service and an initial award of an option to purchase 14,500 shares of the Company’s common stock, which will vest in 36 substantially equal monthly installments following the grant date, subject to her continued service through each such vesting date. Dr. Snyderman has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRA THERAPEUTICS, INC.
Date: October 30, 2020	By:	/s/ R. Don Elsey
R. Don Elsey
Chief Financial Officer